                                                                  Exhibit (a)(4)


                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock

                                       of

                               ASA Holdings, Inc.

                                       at


                              $34.00 Net Per Share

                                       by


                                 Delta Sub, Inc.

                     a wholly-owned, indirect subsidiary of


                              Delta Air Lines, Inc.

--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, MARCH 19, 1999, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                  February 22, 1999

To Brokers, Dealers, Commercial
  Banks, Trust Companies and Other Nominees:

     We have been appointed by Delta Sub, Inc., a Georgia corporation ("Delta Sub") and a wholly-owned, indirect subsidiary of Delta Air Lines, Inc., to act as Dealer Manager in connection with its offer to purchase all outstanding shares of common stock, $0.10 par value per share (the "Shares"), of ASA Holdings, Inc., a Georgia corporation ("ASA"), at $34.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in Delta Sub's Offer to Purchase dated February 22, 1999 and the related Letter of Transmittal (which together constitute the "Offer").

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.   Offer to Purchase dated February 22, 1999;

     2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

     3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase);

     4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

     5. Return envelope addressed to Harris Trust Company of New York, the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 19, 1999, UNLESS THE OFFER IS EXTENDED.

     Delta Sub will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Information Agent or the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Delta Sub will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. Delta Sub will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, should be sent to the Depositary by 12:00 midnight, New York City time, on Friday, March 19, 1999.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.


                                      Very truly yours,



                                      GOLDMAN, SACHS & CO.


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU, OR ANY OTHER PERSON, THE AGENT OF DELTA SUB, INC., DELTA AIR LINES, INC., THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.


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